Exhibit 4.1 (2)
  NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS
                             OF THE STATE OF NEVADA

                       INCORPORATED IN THE STATE OF NEVADA


NUMBER                                                                    SHARES



                               IKON VENTURES, INC.
                         100,000,000 AUTHORIZED SHARES
                           PAR VALUE: $.001 PER SHARE          CUSIP 451714 10 9



THIS CERTIFIES THAT


IS THE RECORD HOLDER OF

                               IKON VENTURES, INC.

  transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the
                                   Registrar.

   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:


---------------------------------            -----------------------------------
         SECRETARY                                         PRESIDENT

                                                  Countersigned & Registered:
                                                  MADISON STOCK TRANSFER, INC.
                                                  P.O. BOX 290-145
                                                  Brooklyn, NY 11229-0145

                                                  By:
                                                      --------------------------

                               IKON VENTURES, INC.

                                CORPORATE NEVADA

                                 CORPORATE SEAL